                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

    Filed by the Registrant  [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ]  Preliminary Proxy Statement
                                               [ ]  Confidential, For Use of the Commission Only (as permitted by
                                                    Rule 14a-6(e)(2))

    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SFX BROADCASTING, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

    (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
    (5)  Total fee paid:

-------------------------------------------------------------------------------
    [ ]  Fee paid previously without preliminary materials:

-------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid

-------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------
    (3)  Filing Party:

-------------------------------------------------------------------------------
    (4)  Date Filed

-------------------------------------------------------------------------------

                          SFX BROADCASTING, INC LOGO





April 18, 1997


Dear Fellow Stockholders:


You are cordially invited to attend the Annual Meeting of Stockholders of SFX Broadcasting, Inc. (the "Company") on Thursday, May 22, 1997 at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022 at 10:00 a.m. A Notice of the Meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon at the meeting are enclosed.

All holders of Class A Common Stock and Class B Common Stock as of the close of business on April 15, 1997 are entitled to vote at the Annual Meeting.

A record of the Company's activities for the year 1996 is included in the Annual Report on Form 10-K enclosed herewith. We look forward to greeting as many of our stockholders in person as possible. Whether or not you attend the Annual Meeting, the Company requests that you please exercise your voting rights by completing and returning your Proxy promptly in the enclosed self-addressed, stamped envelope. If you attend the meeting and desire to vote in person, your Proxy will not be used.

Thank you for your continued support of our Company.


Sincerely,


/s/ Robert F.X. Sillerman
-------------------------
    ROBERT F.X. SILLERMAN
    Executive Chairman of the Board

                          SFX BROADCASTING, INC LOGO


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997


To Our Stockholders:

         The Annual Meeting of Stockholders of SFX Broadcasting, Inc. (the "Company"), a Delaware corporation, will be held at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022, May 22, 1997 at 10:00 a.m. to act upon the following matters:

PROPOSAL NO. 1
--------------

         To elect nine directors to serve for the ensuing year.

PROPOSAL NO. 2
--------------

         To approve the Company's 1997 Stock Option Plan providing for the issuance of options in respect of up to 400,000 shares of Class A Common Stock and the Performance Goal included therein.

PROPOSAL NO. 3
--------------

         To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.


         In addition, the Company will consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on April 15, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only holders of record of the Company's voting stock at the close of business on April 15, 1997 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

         Management sincerely desires the attendance of every stockholder at the Annual Meeting. It is recognized however, that some will be unable to attend.

IN ORDER TO ACHIEVE A QUORUM REQUIRED TO CONDUCT BUSINESS AT THE ANNUAL MEETING, WE ASK THAT YOU VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE LATER ABLE TO ATTEND IN PERSON.


                                            By order of the Board of Directors,


                                            /s/ Howard J. Tytel
                                            ----------------------------
                                            Howard J. Tytel
                                            Secretary

                          SFX BROADCASTING, INC LOGO


          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS


                             ---------------------


         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of SFX Broadcasting, Inc., a Delaware corporation (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 22, 1997 at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022 at 10:00 a.m., and any adjournments thereof.

         The Company's principal executive offices are located at 150 East 58th Street, New York, New York 10155.

         This Proxy Statement and the enclosed proxy are scheduled to be mailed on or about April 21, 1997 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         Stockholders of record of the Company's voting stock at the close of business on April 15, 1997 are entitled to notice of, and to vote at, the Annual Meeting. A quorum is necessary to transact business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares entitled to vote on each proposal shall constitute a quorum. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

         At the record date there were issued and outstanding and entitled to vote at the Annual Meeting, 8,773,934 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 1,047,037 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") which are held principally by Robert F.X. Sillerman, the Company's Executive Chairman of the Board.

         Under the Company's Restated Certificate of Incorporation, in the election of directors at the Annual Meeting, the holders of Class A Common Stock are entitled by class vote, exclusive of all other stockholders, to elect three of the Company's directors, such directors being designated as the "Independent Directors", with each share of Class A Common Stock entitled to one vote. With respect to all other matters submitted for a vote at the Annual Meeting, the holders of Class A Common Stock and Class B Common Stock shall vote as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

         In accordance with the By-Laws of the Company and the General Corporation Law of the State of Delaware a majority of the votes duly cast is required for approval of Proposals Nos. 1-3.

         Under the General Corporation Law of the State of Delaware, although abstaining votes and broker non-votes are deemed to be present for purposes of determining whether a quorum is present, abstaining votes and broker non-votes are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of the voting results with respect to the proposals under consideration at the Annual Meeting and therefore with respect to such matters, abstentions and broker non-votes do not have the effect of votes in opposition.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter to which the revocation is sought, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of proxy).

         Management knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may be taken, it is intended that shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares. Robert F.X. Sillerman and Michael G. Ferrel, or either of them, each with full power of substitution, have been designated as proxies to vote the shares solicited thereby.

         The cost of this solicitation or proxies will be borne by the Company. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and, upon request, the Company will reimburse them for their expense in so doing.

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Corporate Secretary of the Company no later than December 19, 1997 in order to be included in the proxy soliciting material relating to that meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         The following table gives information concerning the beneficial ownership of the Company's capital stock as of April 15, 1997, by (i) each person known by the Company to own beneficially more than 5% of any class of the Company's voting stock, (ii) each Named Executive Officer (as defined herein) who is still an employee of the Company and each director of the Company and (iii) all executive officers and directors of the Company as a group.

                                                                            AS OF APRIL 15, 1997
                                                  ------------------------------------------------------------------------
                                                           CLASS A                      CLASS B
                                                         COMMON STOCK                 COMMON STOCK
                                                  ---------------------------   ------------------------    PERCENTAGE OF
NAME AND ADDRESS                                    NUMBER OF       PERCENT      NUMBER OF     PERCENT      TOTAL VOTING
OF BENEFICIAL OWNER (1)                              SHARES         OF CLASS      SHARES       OF CLASS         POWER
------------------------------------------------  -------------    ----------   -----------   ----------   ---------------
DIRECTORS AND EXECUTIVE OFFICERS:

   Robert F.X. Sillerman .......................   1,040,417(2)       10.8%      1,024,168       97.8%           56.0%
   Michael G. Ferrel ...........................     106,748(3)        1.2%         22,869       22.2%            1.7%
   D. Geoffrey Armstrong .......................      58,996(4)        *                 -        -               *
   Thomas P. Benson ............................           -           -                 -        -               -
   Howard J. Tytel .............................      18,108(5)        *                 -        -               *
   Richard A. Liese ............................           -           -                 -        -               -
   James F. O'Grady, Jr ........................         850           *                 -        -               *
   Paul Kramer .................................       2,000           *                 -        -               *
   Edward F. Dugan .............................       2,000           *                 -        -               *
   All directors and executive
      officers as a group  (nine persons) ......   1,229,119          12.5%      1,047,037      100.0%           57.7%

5% STOCKHOLDERS:

   Nomura Holdings America Inc. ................   1,071,429(6)       12.2%              -        -               5.6%
      2 World Financial Center, Building B
      New York, NY 10281

   Putnam Investments, Inc. ....................     900,571(7)       10.3%              -        -               4.7%
      One Post Office Square
      Boston, MA 02109

   College Retirement Equities Fund.............     460,500(8)        5.2%              -        -               2.4%
      730 Third Avenue
      New York, NY 10017

   Mellon Bank Corporation......................      365,00(9)        4.2%              -        -               1.9%
      One Mellon Bank Center
      Pittsburgh, PA 15258

   Lynch Mayer, Inc.............................     327,400(10)       3.7%              -        -               1.7%
      520 Madison Avenue
      New York, NY 10022

-------------------
 * less than 1%

(1) Unless otherwise set forth above, the address of each stockholder is the address of the Company, which is 150 East 58th Street, 19th Floor, New York, New York 10155. Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as used in this table, (i) "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security, and (ii) a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days of April 15, 1997. In addition, for purposes of this table, "beneficial ownership" of Class A Common Stock does not include the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock even though such shares are convertible at any time, at the option of the holder thereof (subject to the approval of the Federal Communications Commission, if applicable), into shares of Class A Common Stock. Unless noted otherwise, (i) information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners, and (ii) stockholders possess sole voting and dispositive power with respect to shares listed on this table. As of April 15, 1997, there were issued and outstanding 8,773,934 shares of Class A Common Stock and 1,047,037 shares of Class B Common Stock.

(2) Includes (i) 292,162 shares which may be acquired pursuant to the exercise of options which have been vested or will vest in 60 days, and
      (ii) 600,000 shares issuable upon the exercise of the warrants issued to Sillerman Communications Management Corporation, a company controlled by Mr. Sillerman ("SCMC"). If the 1,024,168 shares of Class B Common Stock held by Mr. Sillerman were included in calculating his ownership of Class A Common Stock, Mr. Sillerman would beneficially own 2,064,584 shares of Class A Common Stock, representing approximately 19.3% of the class.

(3) Includes 94,616 shares which may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of April 15, 1997.

(4) Includes 49,500 shares which may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of April 15, 1997.

(5) Includes 6,176 shares which may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of April 15, 1997.

(6) Based on information contained in Schedule 13D filed with the Commission and dated December 7, 1994. The shares are held of record by Bedrock Asset Trust I, a Delaware trust established by Nomura Holdings America Inc. which is controlled by The Nomura Securities Co., Ltd., a corporation organized under the laws of Japan.

(7) Based on information contained in Amendment No. 3 to Schedule 13G filed with the Commission on January 23, 1996. Putnam Investments, Inc., a holding company, through its wholly-owned subsidiaries, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., investment advisers under the Investment Advisers Act of 1940, holds, as of December 31, 1995, shared dispositive power with respect to 900,571 shares, of which it holds shared voting power with respect to 163,746 shares. Of the 900,571 shares, Putnam New Opportunities Fund, an investment company under the Investment Company Act of 1940, holds shared voting and dispositive power with respect to 405,000 shares. Putnam Investments is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc.

(8) Based on information contained in Schedule 13G filed with the Commission on February 11, 1997. College Retirement Equities Fund is an investment company registered under the Investment Company Act of 1940, as amended.

(9) Based on information contained in Schedule 13G filed with the Commission and dated January 22, 1996. Mellon Bank Corporation owns 365,000 shares as of December 31, 1995, for the benefit of certain employee benefit plans of its direct and indirect subsidiaries, Berton Safe Deposit and Trust Company, Mellon Bank, N.A., the Boston Company Asset Management, Inc. and The Dreyfus Corporation. Mellon Bank Corporation shares voting and dispositive powers with respect to varying amounts of shares with Boston Group Holdings, Inc. and the Boston Company, Inc.

(10) Based on information contained in Schedule 13G filed with the Commission on February 11, 1997. Lynch & Mayer, an investment adviser under the Investment Advisers Act of 1940, as amended, shares voting and dispositive power with respect to 327,400 shares.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         The By-laws of the Company authorize the Board to fix the number of Directors from time to time, but at no less than two nor more than nine Directors. The Board has fixed the number of Directors to be elected at this Annual Meeting at nine. All directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified. Officers are elected annually by the Board and serve at the Board's discretion.

         If the enclosed Proxy is signed and returned, it will be voted FOR the election of the persons named below, as nominees for election as Directors, unless contrary directions are given therein. However, should any nominee become unavailable or prove unable to serve for any reason, the Proxy will be voted for the election of such other person as the Board may select to replace such nominee. The Board has no reason to believe that any of the nominees will not be available or will prove unable to serve.

         At the Annual Meeting, the holders of Class A Common Stock are entitled by class vote, exclusive of all other stockholders, to elect the three Independent Directors, with each share of Class A Common Stock entitled to one vote. In connection with the election of the Independent Directors, Mr. Sillerman has agreed to abstain from voting shares of Class A Common Stock beneficially owned by him.

NOMINEES

         Each person named below as a nominee for Director is currently serving in such capacity. In addition, each of Messrs. Sillerman, Ferrel, Armstrong, Benson, Tytel and Liese are executive officers of the Company. Each nominee has advised the Company of his willingness to serve if elected. There are no family relationships among any directors and executive officers of the Company.

Nominees to be elected by holders of Class A Common Stock and Class B Common Stock:
-----------------------------------------------------------------------------------

                                                            FIRST BECAME A
                                NAME            AGE     DIRECTOR OF THE COMPANY
                                ----            ---     -----------------------
              Robert F.X. Sillerman.........     49              1992
              Michael G. Ferrel.............     48              1996
              D. Geoffrey Armstrong.........     39              1993
              Thomas P. Benson..............     34              1996
              Howard J. Tytel...............     50              1993
              Richard A. Liese..............     45              1995


Nominees for Independent Directors to be elected solely by the holders of Class A Common Stock:
----------------------------------------------------------------------------------------------

              James F. O'Grady, Jr..........     69              1993
              Paul Kramer...................     65              1993
              Edward F. Dugan...............     62              1996

CERTAIN INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information with respect to the business experience and affiliations of the directors and executive officers of the Company is set forth below.

         Robert F.X. Sillerman has been the Executive Chairman of the Company since July 1, 1995, and from 1992 through June 30, 1995, he served as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Sillerman has been Chairman of the Board of Directors and Chief Executive Officer of SCMC, a private investment company which makes investments in and provides financial consulting services to companies engaged in the media business and of The Sillerman Companies, Inc. ("TSC"), a private company that makes investments in and provides financial advisory services to media-related companies, since their formation more than five years ago. Through privately held entities, Mr. Sillerman controls the general partner of Sillerman Communications Partners, L.P., an investment partnership. Mr. Sillerman is also the Chairman of the Board and a founding stockholder of The Marquee Group, Inc., ("Marquee"), a publicly-traded company organized in 1995 which is engaged in various aspects of sportsrelated media. Mr. Sillerman is also a founder and significant stockholder of Triathlon Broadcasting Company ("Triathlon"), a publicly-traded company that owns and operates radio stations in medium and small-sized markets in the midwest and western United States. For the last twenty years Mr. Sillerman has been a senior executive of and principal investor in numerous entities operating in the broadcasting business. In 1993, Mr. Sillerman became the Chancellor of the Southampton campus of Long Island University.

         Michael G. Ferrel has been the President, Chief Executive Officer and a Director of the Company since November 22, 1996. Mr. Ferrel served as President and Chief Operating Officer of MMR (as defined herein) and a member of MMR's board of directors since MMR's inception in August 1992 and as Co-Chief Executive Officer of MMR from January 1994 to January 1996, when he became the Chief Executive Officer. From 1990 to 1993, Mr. Ferrel served as Vice President of Goldenberg Broadcasting, Inc. the former owner of radio station WPKX-FM, Springfield, Massachusetts, which was acquired by MMR in July 1993.

         D. Geoffrey Armstrong has been the Chief Operating Officer and an Executive Vice President since November 22, 1996 and has served as a Director of the Company since 1993. Mr. Armstrong became the Chief Operating Officer of the Company in June 1996 and the Chief Financial Officer, Executive Vice President and Treasurer of the Company in April 1995. Mr. Armstrong was Vice President, Chief Financial Officer and Treasurer of the Company from 1992 until March 1995. He had been Executive Vice President and Chief Financial Officer of Capstar, a predecessor of the Company, since 1989. From 1988 to 1989, Mr. Armstrong was the Chief Executive Officer of Sterling Communications Corporation ("Sterling").

         Thomas P. Benson has been the Chief Financial Officer and a Director since November 22, 1996. Mr. Benson became the Vice President of Financial Affairs of the Company in June 1996. He was the Vice President--External and International Reporting for American Express Travel Related Services Company from September 1995 to June 1996. From 1984 through September 1995, Mr. Benson worked at Ernst & Young LLP as a staff accountant, senior accountant, manager and senior manager.

         Howard J. Tytel has been a Director, Executive Vice President and Secretary of the Company since 1992. Mr. Tytel has been Executive Vice President, General Counsel and a Director of SCMC and TSC since their formation more than five years ago. Mr. Tytel is a Director and a founder of Marquee and a founder of Triathlon. Mr. Tytel was a Director of Country Music Television from 1988 to 1991. From March 1995 until March 1997, Mr. Tytel was a Director of Interactive Flight Technologies, Inc., a publicly-traded company providing computer-based in-flight entertainment. For the last twenty years, Mr. Tytel has been associated with Mr. Sillerman in various capacities with entities operating in the broadcasting business. Since 1993, Mr. Tytel has been Of Counsel to the law firm of Baker & McKenzie, which currently represents the Company, and other entities with which Messrs. Sillerman and Tytel are affiliated, on various matters.

         Richard A. Liese has been a Director, Vice President and Assistant General Counsel of the Company since 1995. Mr. Liese has also been the Assistant General Counsel and Assistant Secretary of SCMC since 1988. In addition, from 1993 until April 1995, he served as Secretary of MMR.

         James F. O'Grady, Jr. has been President of O'Grady and Associates, a media brokerage and consulting company, since 1979. Mr. O'Grady has been a Director of Orange and Rockland Utilities, Inc. and of Video for Broadcast, Inc. since 1980 and 1991, respectively. Mr. O'Grady has been the co-owner of Allcom Marketing Corp., a corporation that provides marketing and public relations services for a variety of clients, since 1985, and has been Of Counsel to Cahill and Cahill, Brooklyn, New York, since 1986. He also served on the Board of Trustees of St. John's University from 1984 to 1996, and has served as a Director of The Insurance Broadcast System, Inc. since 1994.

         Paul Kramer has been a partner in Kramer & Love, financial consultants specializing in acquisitions, reorganizations and dispute resolution, since 1994. From 1992 to 1994, Mr. Kramer was an independent financial consultant to foreign investors. Mr. Kramer was a partner in the New York office of Ernst & Young LLP from 1968 to 1992, and from 1987 to 1992 was Ernst & Young's designated Broadcasting Industry Specialist.

         Edward F. Dugan is a Senior Advisor to Bentley Associates L.P./Bentley Securities Corporation and President of Dugan Associates Inc., a financial advisory firm to media and communications companies, which he founded in 1991. Mr. Dugan was an investment banker with PaineWebber Inc. from 1978 to 1990, with Warburg Paribas Becker Inc. from 1975 to 1978 and with Smith Barney Harris Upham & Co. from 1961 to 1975. Dugan Associates Inc. is acting as broker in connection with a proposed exchange of radio stations between the Company and another radio station operator. See "Certain Relationships and Related Transactions--Relationship Between the Company and Edward F. Dugan."

BOARD MEETINGS AND COMMITTEES

         The Board held eight meetings during 1996. The standing committees of the Board are the Audit Committee, the Compensation Committee and the Stock Option Committee. During 1996, the Audit Committee of the Board consisted of Messrs. Armstrong, O'Grady and Kramer. Mr. Dugan replaced Mr. Armstrong as a member of the Audit Committee on November 22, 1996, upon Mr. Dugan's election as an Independent Director. The principal functions of the Audit Committee are to review and make recommendations to the Board with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures. The Audit Committee also reviews certain related-party transactions and potential conflict-of-interest situations involving officers, directors or stockholders of the Company. The Audit Committee met five times in 1996.

         During 1996, the Compensation Committee consisted of Mr. Sillerman and two Independent Directors, Messrs. O'Grady and Kramer. The principal functions of the Compensation Committee are to review and make recommendations with respect to certain of the Company's compensation programs and compensation arrangements with respect to certain officers, including Messrs. Sillerman, Ferrel, Armstrong, Benson and Liese. Mr. Sillerman does not participate in the deliberations of the Compensation Committee with respect to his own compensation. The Compensation Committee met ten times in 1996.

         During 1996, the Stock Option Committee consisted of two Independent Directors, Messrs. O'Grady and Kramer. The principal functions of the Stock Option Committee are to grant options, determine which employees and other individuals performing substantial services to the Company may be granted options and determine the rights and limitations of options granted under the Company's plans. The Stock Option Committee met two times in 1996.

REMUNERATION OF DIRECTORS

         Messrs. Sillerman, Ferrel, Armstrong, Benson, Tytel and Liese are executive officers of the Company and, except for Mr. Tytel, receive compensation from the Company in connection with such employment. See "Remuneration of Management."

         Directors employed by the Company receive no compensation for meetings they attend. Each director not employed by the Company receives a fee of $1,500 for each meeting of the Board he attends in addition to reimbursement of travel expenses. Each such director who is a member of a committee also receives $1,500 for each committee meeting he attends which is not held in conjunction with a Board meeting. If such committee meeting occurs in conjunction with a Board meeting, each committee member receives an additional $500 for each committee meeting he attends. In connection with the merger of Multi-Market Radio, Inc. ("MMR") into a wholly-owned subsidiary of the Company (the "MMR Merger"), each of Messrs. Kramer and O'Grady served as the members of the Special Independent Committee of the Board that evaluated the terms of the MMR Merger and a certain agreement between Sillerman Communications Management Corporation, a company controlled by Mr. Sillerman, and the Company (the "SCMC Termination Agreement") and received a one-time fee of $50,000. Mr. O'Grady also received a $5,000 fee as consideration for certain consulting services which he provided to the Company.

         Additionally, in 1996, Messrs. Kramer and O'Grady each received a fee of $12,000 and stock appreciation rights with respect to 5,000 Class A Shares. The stock appreciation rights entitle the holder thereof to receive on December 17, 2001, a cash payment equal to the difference between $27.25 and the closing price of one Class A Share on that date multiplied by 5,000. Effective January 1997, the Company agreed to pay the Independent Directors an annual fee of $40,000, one-half of which shall be paid in cash and one-half of which shall be paid in Class A Shares which shall be credited on an annual basis to a bookkeeping account maintained for each Independent Director and which shall be delivered in the form of stock certificates at the time such director ceases to be a member of the Board.

                           REMUNERATION OF MANAGEMENT

         The following table sets forth certain information regarding all the compensation awarded to, earned by or paid to the persons who served as Chief Executive Officer of the Company, and the next most highly compensated executive officers who received salary and bonus of at least $100,000, for the fiscal year ended December 31, 1996, for services rendered in all capacities to the Company and subsidiaries for the last three fiscal years. Each of the Chief Executive Officers and such executive officers are collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                     ANNUAL COMPENSATION                 LONG TERM COMPENSATION AWARD
                                            ------------------------------------  ------------------------------------------
                                                                      OTHER
                                                                      ANNUAL      RESTRICTED     SECURITIES       ALL OTHER
            NAME AND                                                  COMPEN-       STOCK        UNDERLYING        COMPEN-
     PRINCIPAL POSITION(1)         YEAR     SALARY($)      BONUS    SATION($)(2)   AWARDS($)   OPTIONS/SARS(#)     SATION($)
--------------------------------   ----     ---------      -----    ------------  ----------   ---------------    ----------
Robert F.X. Sillerman...........   1996       307,500           0        0            0            175,000/0              0
   Executive Chairman              1995       300,000           0        0            0             60,000/0              0
                                   1994       250,000           0        0            0             30,000/0              0

Michael G. Ferrel...............   1996        31,667(3)       (3)       0            0          80,000(4)/0        500,000(5)
  President and Chief
  Executive Officer

D. Geoffrey Armstrong...........   1996       212,500           0        0            0                  0/0      4,575,000(6)
  Executive Vice                   1995       200,000           0        0            0             50,000/0        150,000(7)(8)
  President and Chief              1994       150,000           0        0            0             20,000/0              0
  Operating Officer

Thomas Benson...................   1996        77,885(9)       (9)       0            0              3,000/0         25,000(9)
  Vice President and
  Chief Financial
  Officer

Richard A. Liese................   1996       131,667      15,000        0            0              2,000/0              0
  Vice President and               1995        52,083           0        0            0              2,000/0              0
  Assistant General                1994             0           0        0            0                  0/0              0
  Counsel

R. Steven Hicks(10).............   1996       148,461     200,000        0            0                  0/0     21,000,000(11)
  Former President and             1995       300,000     200,000        0            0             50,000/0        250,000(8)(12)
  Chief Executive                  1994       250,000           0        0            0             30,000/0              0
  Officer

-------------------

(1) Mr. Tytel does not receive any compensation from the Company for serving as Executive Vice President and Secretary but does receive fees for each Board of Directors meeting he attends. The Company paid SCMC for certain services which SCMC provided to the Company, certain of which services were provided by Mr. Tytel.

(2) For each of the last three fiscal years the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the salary and bonus for each of the Named Executive Officers.

(3) Mr. Ferrel became the Chief Executive Officer of the Company on November 22, 1996 following the MMR Merger and receives an annual salary of $300,000 and a minimum bonus of $75,000.

(4) Mr. Ferrel received 50,000 options in connection with certain consulting services which he provided to the Company prior to entering into his employment agreement with the Company. See "--Employment Agreements."

(5) Mr. Ferrel received this amount as a bonus upon entering into his employment contract. See "--Employment Agreements."

(6) This payment was made to Mr. Armstrong pursuant to the Armstrong Agreement in consideration of his agreement to defer payment pursuant to certain provisions of his employment agreement and the Company's repurchase of his right to receive certain options. See "--Employment Agreements."

(7) This payment was made to Mr. Armstrong pursuant to his employment agreement. $75,000 of this amount was earned in equal parts on December 31, 1995 and April 1, 1996, respectively, while the remaining $75,000 will be deemed earned in equal parts on April 1, 1997 and 1998, respectively. See "--Employment Agreements."

(8) Each of Mr. Hicks and Mr. Armstrong would have received options to purchase 200,000 shares of Class A Common Stock in the event of a "Change of Control" as defined in their respective employment agreements. Pursuant to the Amended Hicks Agreement and the Armstrong Agreement, the Company repurchased these rights. See "--Employment Agreements."

(9) Mr. Benson became the Chief Financial Officer for the Company on November 22, 1996 following the MMR Merger and receives an annual salary of $150,000 per year and a minimum bonus of $25,000. Mr. Benson received $25,000 as a bonus upon entering into his employment contract. See "--Employment Agreements."

(10) Mr. Hicks resigned from all positions with the Company in June 1996. See "Employment Agreements."

(11) Pursuant to the Amended Hicks Agreement (as defined herein), the Company paid Mr. Hicks an aggregate amount of $18.7 million, of which $6.2 million was paid in connection with the repurchase of his shares, and forgave a $2.0 million loan to Mr. Hicks plus accrued and unpaid interest of $0.3 million. See "--Employment Agreements."

(12) This payment was made to Mr. Hicks pursuant to his employment agreement as part of the deferred compensation package. See "--Employment Agreements."

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with each of Messrs. Sillerman, Ferrel, Armstrong and Benson.

         During 1996, Mr. Sillerman was employed pursuant to an employment agreement which provided that he serve as Executive Chairman of the Board; however, Mr. Sillerman assumed the position of Chief Executive Officer of the Company from June 1996 until the consummation of the MMR Merger, at which point Mr. Ferrel became the Chief Executive Officer. Pursuant to the employment agreement, Mr. Sillerman received a base annual salary of $315,000 per year, increased annually by 5%. In addition, the employment agreement provided for
(i) an annual cash bonus based upon a formula to be determined by the Board upon the recommendation of the Compensation Committee and (ii) annual option grants to acquire at least 50,000 Class A Shares (the exact number of options to be determined by the Board upon recommendation of the Compensation Committee) at an exercise price equal to the fair market price of such stock on the date of grant, such options to be exercisable during a ten-year period and to vest on a schedule to be determined by the Board.

         In 1997, the Company and Mr. Sillerman entered into an amended and restated employment agreement (the "Amended Sillerman Agreement"), pursuant to which Mr. Sillerman will continue in his position with the Company for a five-year term, subject to renewal for an additional five-year term. Mr. Sillerman's annual base pay under the agreement is $400,000, subject to periodic adjustments. Mr. Sillerman is also entitled to receive an annual incentive bonus in accordance with a formula to be determined by the Board, upon the recommendation of the Compensation Committee. In addition, the Amended Sillerman Agreement provides for a $2.5 million loan to Mr. Sillerman, which loan is a full-recourse obligation of Mr. Sillerman and bears interest. Mr. Sillerman has indicated his intention to use a portion of the proceeds from the loan to acquire additional common equity in the Company in open market transactions and privately negotiated transactions.

         The Company has entered into an employment agreement with Michael G. Ferrel, pursuant to which Mr. Ferrel has agreed to serve as the Company's President and Chief Executive Officer for a period of five years from November 1996. The Company has agreed to pay Mr. Ferrel an annual base salary of $300,000 for the first year, which increases by 5% in each subsequent year. Additionally, Mr. Ferrel's employment agreement provides for an annual bonus equal to the greater of $75,000 or an amount determined by the Company's Compensation Committee based upon the Company's achievement of certain performance goals as set by the Board of Directors. Prior to entering into his employment agreement and in connection with certain consulting services which he provided to the Company, Mr.

Ferrel was granted fully-vested options to purchase up to 50,000 shares of Class A Common Stock at an exercise price of $33.75 per share. Upon entering into his employment agreement, Mr. Ferrel was paid a cash bonus of $500,000. The Company made an interest-bearing loan to Mr. Ferrel of $300,000 and paid Mr. Ferrel relocation expenses totaling $25,000. Mr. Ferrel used the proceeds from the bonus payment and loan to pay tax liabilities related to certain performance-based stock awards earned by Mr. Ferrel during his employment as Chief Executive Officer and President of MMR. The loan is payable in full upon the termination of Mr. Ferrel's employment with the Company. The Company also granted Mr. Ferrel options to purchase 30,000 shares of Class A Common Stock and agreed to grant to Mr. Ferrel, in each of the next four succeeding years, fully-vested options to purchase up to 30,000 shares of the Company's Class A Common Stock at their fair market value at the time of each grant.

         Mr. Ferrel's employment agreement also provides that, upon the termination of his employment due to death or Total Disability (as defined in the employment agreement), Mr. Ferrel will receive all accrued but unpaid salary and bonus in respect of the preceding fiscal year plus, for a period of 36 months or until the end of the contractual term (whichever is longer), base salary in effect at the time of termination and an annual bonus in an amount equal to the bonus which Mr. Ferrel had received in the most recent fiscal year. In addition, if he exercises his right to terminate his employment upon a Change of Control (as defined in the employment agreement), Mr. Ferrel will receive, in addition to the compensation referred to above, fully-vested options to purchase up to 100,000 shares of Class A Common Stock at an exercise price of $13.75 per share.

         Mr. Armstrong entered into a five-year employment agreement with the Company commencing on April 1, 1995, and currently serves as Chief Operating Officer and Executive Vice President of the Company. Mr. Armstrong receives a base salary of $220,500 per year increased annually by 5%, certain stock options and aggregate deferred compensation of $150,000 over the term of the contract, the components of which were determined by the Board of Directors pursuant to the affirmative recommendation of the Compensation Committee. The Company and Mr. Armstrong entered into an addendum to Mr. Armstrong's employment agreement pursuant to which he received a deferred compensation payment in the amount of $150,000, 25% of which is deemed earned on each of December 31, 1995, April 1, 1996, April 1, 1997 and April 1, 1998,
respectively.

         The Company and Mr. Armstrong entered into an agreement (the "Armstrong Agreement"), pursuant to which Mr. Armstrong agreed to serve as the Chief Operating Officer of the Company and, until the completion of the MMR Merger, interim Chief Financial Officer. Pursuant to the Armstrong Agreement, the terms of his employment agreement remain in full force and effect except that the Company agreed to pay to Mr. Armstrong a one-time payment of $4,575,000 in consideration of his agreement to defer payment pursuant to certain provisions of his employment agreement and the Company's repurchase of Mr. Armstrong's right to receive certain options pursuant to his employment agreement. Such payment was expensed as a non-recurring charge during the quarter ended June 30, 1996. Pursuant to the Armstrong Agreement, Mr. Armstrong's employment may be terminated by either party during the one month period commencing on November 22, 1997 upon 30 days written notice. If his employment agreement is terminated, Mr. Armstrong will receive a payment of $1.2 million pursuant to the provisions of his employment agreement which are currently deferred and the Company will purchase all of his outstanding options under the Stock Option Plans (as defined therein) for an amount equal to the difference between (x) the number of such options multiplied by the respective exercise price of such options and (y) the number of such options multiplied by the greater of $40.00 and the average trading price of a Class A Share during the 20 days prior to five days before the effective date of the termination of the employment agreement. In the event that the Company is required to purchase Mr. Armstrong's options, based upon a repurchase price of $40.00 per share, the Company will make a payment to Mr. Armstrong of approximately $3.2 million. Should the employment agreement be terminated and the options repurchased, the Company will record a charge to earnings equal to the amount paid for the options.

         Under each of their employment agreements, in the event that either of Messrs. Sillerman, or Armstrong is (i) terminated "for cause" (as defined in the agreements) each is to receive his base salary through the date of such termination and his respective bonus and deferred compensation, if applicable, for the year in which he was terminated pro rated over the time in which he was employed by the Company during such year or (ii) terminated without cause or "constructively terminated without cause" (as defined in the agreements) each is to receive (1) the base salary accrued but not paid through termination, (2) the base salary for a period of 36 months or until the end of the contractual term (March 31, 2000), whichever is longer, provided that he shall be entitled, at his option, to receive a lump sum payment of such amount reduced by the present value of such payments using a discount rate of 75% of the prime rate as published by The Wall Street Journal and (3) a bonus over the balance of the term of employment (March 31, 2000), based on the bonus received for the year prior to termination, and deferred compensation, if applicable, provided that he shall be entitled, at his option, to receive a lump sum payment of such amount reduced by the present value of such payments using a discount rate of 75% of the prime rate as published by The Wall Street Journal. In addition, Mr. Sillerman is entitled to options to purchase Class A Shares in an amount equal to 75,000 shares multiplied by the number of years remaining on the term of the agreement at an exercise price per share equal to the exercise price of the last stock option granted prior to termination.

            In the event that Mr. Sillerman is terminated without cause or there is a "constructive termination without cause" following a "change of control" (as defined in the employment agreements), he is to receive the amounts referred to above for termination without cause or "constructive termination without cause" in a lump sum without any discount. In addition, in the event that these payments constitute a "parachute payment," he is to receive an amount equal to 50% of any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). He shall, however, forfeit any rights as a result of a termination without cause or a constructive termination following a change of control if he accepts an offer to remain with the surviving company in an executive position (other than as a non-employee director). In addition, upon termination for any reason, any options held by Mr. Sillerman shall become immediately exercisable and may be exercised during the balance of the term of each such outstanding option. In addition, Mr. Sillerman shall receive ten-year options to purchase 350,000 shares of Class A Common Stock, which shall be exercisable at the lowest per share exercise price of any other options Mr. Sillerman shall own as of the date of the "change of control."

         Prior to entering into the Armstrong Agreement, the employment agreement of Mr. Armstrong contained provisions similar to those contained in the Sillerman Agreement and described in the preceding paragraph.

         In June 1996, the Company entered into a three-year employment agreement with Thomas Benson pursuant to which he agreed to serve as Vice President of Financial Affairs of the Company and, upon the resignation of Mr. Armstrong as the Chief Financial Officer of the Company (which occurred on November 22, 1996), to serve as the Chief Financial Officer of the Company. Mr. Benson's employment agreement requires him to devote substantially all of his business time to the business and affairs of the Company. Mr. Benson receives a base salary of $150,000 per year, which increases annually by 5%. In addition, Mr. Benson is entitled to receive an annual incentive bonus of at least $25,000 and, during each year of the term of his employment agreement, options or stock appreciation rights to purchase a minimum of 3,000 shares of Class A Common Stock at an exercise price equal to the lowest exercise price of any options granted to any other employee of the Company during each year of the term of his employment agreement. On December 17, 1996, Mr. Benson was issued an option to purchase 3,000 shares of Class A Common Stock at an exercise price of $27.25 per share. Mr. Benson received a $25,000 bonus upon the execution of his employment agreement.

         Mr. Benson's employment agreement provides that, upon a "change of control" of the Company, Mr. Benson has the right to terminate his employment agreement and, in such an event, the Company must pay Mr. Benson a lump sum payment equal to the total consideration he is entitled to receive during the remainder of the term of the employment agreement. In addition, in such an event, all of Mr. Benson's outstanding stock options shall immediately vest.

         On June 19, 1996, Mr. Hicks, the former President, Chief Executive Officer, Chief Operating Officer and a Director of the Company resigned from all of his positions with the Company. Mr. Hicks resigned pursuant to an agreement entered into on such date (the "Amended Hicks Agreement") which superseded a previous agreement entered into between Mr. Hicks and the Company. The Amended Hicks Agreement provided for the repurchase by the Company of all of Mr. Hicks' shares and Mr. Hicks' agreement not to compete until October 31, 1997 with the unpaid interest of $0.3 million, provided that Mr. Hicks has complied with certain provisions of the Amended Hicks Agreement.

         Prior to entering into the Amended Hicks Agreement, Mr. Hicks was employed by the Company pursuant to a five-year employment agreement which commenced April 1, 1995 (the "Hicks Agreement"). Pursuant to the Hicks Agreement, Mr. Hicks received a base salary of $300,000 per year increased annually by 5% and a cash bonus based on a formula to be determined by the Board of Directors upon the recommendation of the Compensation Committee (which was not to be less than $200,000). In addition, Mr. Hicks was granted options annually to acquire at least 25,000 shares of Class A Common Stock (the exact number of options was to be determined by the Board of Directors upon recommendation of the Compensation Committee) at an exercise price equal to the fair market price of such stock on the date of such grant, such options were to be exercisable during a ten-year period and to vest on a schedule to be determined by the Board of Directors. In addition, the Hicks Agreement entitled Mr. Hicks to receive aggregate deferred compensation during the term of the employment agreement of $750,000, $250,000 of which was paid to Mr. Hicks in April 1995 and $100,000 of which was to be paid on March 31 of each year thereafter during the term of the Hicks Agreement.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

         The following table provides information with respect to stock options granted during the fiscal year ended December 31, 1996 to the Named Executive Officers.

                                                                                                            POTENTIAL
                                                                                                        REALIZABLE VALUE AT
                                                                                                           ASSUMED ANNUAL
                                                                                                        RATES OF STOCK PRICE
                                                                                                          APPRECIATION FOR
                                                         INDIVIDUAL GRANTS                                  OPTION TERM(1)
                                 ---------------------------------------------------------------    ----------------------------
                                   NUMBER OF         % OF TOTAL
                                   SECURITIES       OPTIONS/SARS
                                   UNDERLYING        GRANTED TO        EXERCISE
                                  OPTIONS/SARS      EMPLOYEES IN       OR BASE        EXPIRATION
            NAME                 GRANTED (#)(2)     FISCAL YEAR      PRICE ($/SH)        DATE          5%($)           10%($)
-------------------------------  --------------     ------------     ------------     ----------    -----------     ------------
Robert F.X. Sillerman..........     175,000(3)          50.0            27.25          12/17/06      2,999,500        7,600,250
Michael G. Ferrel..............      50,000(3)          14.3            33.75           4/29/06      1,061,500(4)     2,689,500(4)
Michael G. Ferrel..............      30,000             8.6             27.25          12/17/06        514,200        1,302,900
R. Steven Hicks (5)............           0              -                -             -                    -                -
Thomas Benson..................       3,000              *              27.25          12/17/06         51,420          130,290
D. Geoffrey Armstrong..........           0              -                -             -                    -                -
Richard L. Liese...............       2,000              *              27.25          12/17/06         34,280           86,860

-------------------
 *    Less than one percent.

(1) The dollar amounts under these columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rate of stock price appreciation over the full option term. Except as otherwise indicated, these assumed rates would result in a price per share of Class A Common Stock ("Class A Share") on December 17, 2006 of $44.39 and $70.68, respectively. If these price appreciation assumptions are applied to all outstanding Class A Shares on the grant date, such Class A Shares would appreciate in the aggregate by approximately $142.5 million and $361.1 million, respectively, over the ten-year period ending on December 17, 2006. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Class A Shares.

(2) Except as indicated, these options will vest in five equal annual installments beginning on December 17, 1997. The exercise price of the options represented the fair market value of the underlying stock on the date of grant.

(3) These options are fully vested. The exercise price of the options represented the fair market value of the underlying stock on the date of grant. Mr. Ferrel's options were granted in connection with certain consulting services which he provided to the Company prior to entering into his employment agreement. See "-- Employment Agreements."

(4) These dollar amounts are based on assumed 5% and 10% annual compounded rate of stock price appreciation for a 10 year period beginning on April 29, 1996, which would result in a price per Class A Share on April 29, 2006 of $54.98 and $87.54, respectively.

(5) In June 1996, Mr. Hicks resigned from all positions held by him in the Company and the Company repurchased all of Mr. Hicks' outstanding options. See --Employment Agreements."

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides information with respect to the stock options exercised during 1996 and to the value as of December 31, 1996 of unexercised "in-the-money" options held by the Named Executive Officers. The value of unexercised in-the-money options at fiscal year end is the difference between the option exercise price and the fair market value of a Class A Share at fiscal year end, December 31, 1996, multiplied by the number of options.

                                                                            NUMBER OF                VALUE OF
                                                                           UNEXERCISED             UNEXERCISED
                                                                          OPTIONS/SARS             IN-THE-MONEY
                                                                            AT FY-END           OPTIONS AT FY-END
                                                                         ---------------        -----------------
                                        SHARES                                                     EXERCISABLE/
                                      ACQUIRED ON         VALUE           EXERCISABLE/            UNEXERCISABLE
               NAME                  EXERCISE (#)      REALIZED ($)       UNEXERCISABLE             ($)(1)(2)
----------------------------------   ------------      ------------      ---------------         ---------------
Robert F.X. Sillerman.............         0                0           266,439 / 147,950     1,733,560 / 1,951,136
Michael G. Ferrel.................         0                0            40,739 /  8,650        128,052 / 54,732
R. Steven Hicks(3)................         0                0                 0 / 0                   0 / 0
Thomas P. Benson..................         0                0                 0 / 3,000               0 / 7,500
D. Geoffrey Armstrong(4)..........         0                0            49,500 / 85,500        736,875 / 1,079,375
Richard A. Liese..................         0                0               400 / 3,600           3,400 / 18,600

-------------------

(1) None of the individuals set forth in this table has stock appreciation rights.

(2) Based on $29.75, the closing price on December 31, 1996 of an underlying Class A Share.

(3) In June 1996, Mr. Hicks resigned from all positions held by him in the Company and the Company repurchased all of Mr. Hicks' outstanding options. See " --Employment Agreements."

(4) Pursuant to the Armstrong Agreement, under certain circumstances, the Company may be required to purchase Mr. Armstrong's options at an effective price per underlying share of at least $40. See"--Employment Agreements".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board currently consists of Messrs. Sillerman, Kramer and O'Grady. Mr. Sillerman is the Executive Chairman of the Board and an officer of all of the Company's subsidiaries. Mr. Sillerman does not participate in the deliberations of the Compensation Committee with respect to his own compensation. Mr. Sillerman has engaged in certain material transactions, and entered into certain relationships, with the Company. See "Certain Relationships and Related Transactions." Messrs. Kramer and O'Grady each received a fee of $50,000 for services rendered as members of the independent committee of the Board in connection with the MMR Merger. See "Proposal 1--Election of Directors--Remuneration of Directors."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Notwithstanding any general statement incorporating this proxy statement by reference in any previous or future filings with the Securities and Exchange Commission, the following Compensation Committee Report shall not be deemed to be incorporated by reference into any filing with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, and this Committee Report shall not be deemed to be soliciting material or otherwise be deemed to be filed under either of the foregoing Acts.

         During 1996, the Compensation Committee of the Board consisted of Mr. Sillerman and two Independent Directors, Mr. Kramer and Mr. O'Grady. The Compensation Committee reviews and makes recommendations to the Board with respect to the Company's compensation programs and compensation arrangements with respect to certain officers, including Messrs. Sillerman, Ferrel, Armstrong, Benson and Liese. Mr. Sillerman does not participate in the Compensation Committee's review of, and recommendations with respect to, the compensation he receives from the Company. The Stock Option Committee, comprised solely of Independent Directors, Messrs. Kramer and O'Grady, has sole authority with respect to the award or grant of, and terms and conditions with respect to, stock options and stockbased compensation.

         The principal objectives of the Company's executive compensation policies are to (i) enhance long-term stockholder value; (ii) align the executive officers' financial interests with the success of the Company and its stockholders by placing a substantial component of compensation at risk and in the form of stock-based compensation; (iii) attract and retain superior talent and high quality executives needed to foster the Company's growth and maintain and enhance its competitive position; and (iv) provide competitive compensation opportunities for exceptional performance.

         To enhance long-term continuity, the Company seeks to enter into long-term employment agreements with its executives. The Company has employment contracts with, among others, its Executive Chairman, its Chief Executive Officer, its Chief Operating Officer and its Chief Financial Officer. The agreements generally provide for annual compensation principally comprised of base salary and, with respect to key executives, stock-based compensation principally in the form of stock options. Base salary levels are established at levels which management considers to be significantly below other broadcasting companies of comparable size. To align an executive's interest with that of the creation of long-term stockholder value, a substantial portion of an executive's compensation is stock-based. Stock-based compensation is determined by reference to whether an executive met his or her operational performance goals, which determination is made with reference to both objective and subjective tests. These goals, which may vary from year to year, include both financial objectives, such as revenue or broadcast cash flow targets and controlling direct and indirect expenses; and non-financial objectives, such as increasing audience share, conversion of audience share into market share and acquiring additional radio stations and integration of those stations. The success of management in accessing the capital markets to provide financing for acquisitions are also evaluated as an element of performance, particularly with respect to the Company's principal executive officers. Robert F.X. Sillerman is an active participant in establishing performance goals of all Company executives (other than himself) and in monitoring whether their performance goals have been met. The Company believes that awarding stock-based compensation based on the achievement of individual preestablished financial and non-financial goals enables the Company to tailor compensation more directly to an individual's accomplishments and ensures accountability. To ensure that executives' interests are most directly aligned with the creation of long-term stockholder value, stock-based compensation in the form of option grants rather than outright stock awards are most often utilized and the exercise price of option grants are at the fair market value of the underlying stock.

         During 1996, Mr. Sillerman, the Executive Chairman of the Board, was to receive pursuant to his employment agreement a pro rata annual base salary of $307,500 and stock options with respect to at least 50,000 shares. Mr. Sillerman received stock options in respect of 175,000 shares at an exercise price equal to the fair market value of the underlying stock on the date of grant in recognition of the Company's operational results - particularly the 95% increase to the Company's broadcast cash flow. In 1997, the Company and Mr. Sillerman entered into the Amended Sillerman Agreement pursuant to which Mr. Sillerman will continue his position with the Company for five years. The agreement raised Mr. Sillerman's annual base salary to $400,000, which the Company believes continues to be significantly below the compensation paid to principal officers of other similar broadcasting companies, and eliminated the minimum threshold of options Mr. Sillerman is to receive each year. Mr. Sillerman's bonus is to be determined by the Board, upon the recommendation of the Independent Directors of the Compensation Committee. Mr. Sillerman also received an interest bearing full-recourse $2.5 million loan, a portion of the proceeds with which Mr. Sillerman intends to acquire Company stock. During 1996, the Company paid SCMC, a company controlled by Mr. Sillerman, advisory fees of $4 million in connection with the acquisitions of Liberty Broadcasting, Inc. ("Liberty"), Prism Radio Partners, L.P. ("Prism") and certain other radio stations. In addition, SCMC received warrants in respect of 600,000 shares in connection with the SCMC Termination Agreement. See "Certain Relationships and Related Transactions -Relationship of the Company with SCMC." The Independent Directors reviewing the transaction received an opinion from a nationally recognized investment banking firm that the fees paid to SCMC and the warrants received by SCMC pursuant to the SCMC Termination Agreement were fair, from a financial point of view, to the Company. Under the SCMC Termination Agreement, SCMC will no longer receive advisory fees from the Company. In establishing the total package of compensation of Mr. Sillerman, the Compensation Committee considered the visionary leadership Mr. Sillerman has provided the Company since its inception and Mr. Sillerman's pivotal role in the Company's dramatic expansion during 1996, the integration of newly acquired stations into the Company's existing portfolio of radio stations, and accessing the capital markets to provide more than $825 million to finance these acquisitions.

         In November 1996, Mr. Ferrel and the Company entered into an employment agreement pursuant to which Mr. Ferrel agreed to serve as the Company's Chief Executive Officer with a base salary of $300,000 and an annual bonus of at least $75,000 and stock options in respect of 30,000 shares. In connection with entering into the employment agreement, Mr. Ferrel received a $500,000 cash bonus, stock options in respect of 30,000 shares and an interest-bearing $300,000 loan. Prior to entering into his employment agreement, Mr. Ferrel received stock options in respect of 50,000 shares for serving as a consultant to the Company pending the consummation of the MMR Merger. Consistent with the Company's established policies, the Company believes that the annual base salary of these executive officers are significantly below those of the executive officers of its competitors. The exercise price of all stock option grants to Messrs. Sillerman and Ferrel are expected to be at the then fair market value of the underlying shares in order to align their compensation with the performance of the Company.

         In 1996, the Company terminated its relationship with R. Steven Hicks and Mr. Hicks resigned from the Company. See "--Employment Agreements."


                                            THE COMPENSATION COMMITTEE
                                                 Robert F.X. Sillerman
                                                 Paul Kramer
                                                 James F. O'Grady, Jr.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Notwithstanding any general statement incorporating this proxy statement by reference in any previous or future filing with the Securities and Exchange Commission, the following Stockholder Return Performance Graph shall not be deemed to be incorporated by reference into any filing with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, and this Performance Graph shall not be deemed to be soliciting material or otherwise be deemed to be filed under either of the foregoing Acts.

         Set forth below is a line graph for the period commencing October 7, 1993 (the date in which the Company completed its initial public offering) and ending December 31, 1996 comparing the percentage change on a dividend reinvestment basis of the Company's common stock against the cumulative total stockholder return of the Standard & Poor's 500 Stock Index (the "S&P 500") and a group of companies selected as the Company's peers in the radio broadcast industry (the "Peer Group"). The Peer Group previously consisted of Broadcast Partners, Evergreen Media Corp., EZ Communications Inc., Infinity Broadcasting, Multi-Market Radio, Inc. and Saga Communications. Most of the companies comprising the Peer Group were acquired by other entities so that of the original Peer Group, only Evergreen Media Corp. and Saga Communications are still publicly-traded. Therefore, a new Peer Group comprised of American Radio System Corporation, Evergreen Media Corp., Jacor Communications and Saga Communications has been established. In accordance with the rules of the Securities and Exchange Commission, the graph below sets forth the total return of both the new Peer Group and the prior Peer Group.


                              TOTAL SHAREHOLDER RETURNS
                                (Dividends Reinvested)


                                              ANNUAL RETURN PERCENTAGE
                                                     Years Ending
Company Name/Index                    Dec 93       Dec 94      Dec 95    Dec 96
-------------------------------------------------------------------------------
SFX BROADCASTING INC -CLA             -17.07        45.10       63.51     -1.65
S&P 500                                 2.26         1.32       37.58     22.96
PEER GROUP - OLD                       -6.48        -0.68       72.97     35.99
PEER GROUP - NEW                       -2.21        -7.33       49.44     22.75



                              Base                  INDEXED RETURNS
                             Period                  Years Ending
Company Name/Index          7-Oct-93  Dec 93       Dec 94      Dec 95    Dec 96
-------------------------------------------------------------------------------
SFX BROADCASTING INC -CLA     100      82.93       120.33      196.76    193.50
S&P 500                       100     102.26       103.61      142.55    175.27
PEER GROUP - OLD              100      93.52        92.88      160.66    218.48
PEER GROUP - NEW              100      97.79        90.62      135.43    166.24


Peer Group - Old                              Peer Group - New
-------------------------------------------------------------------------------
BROADCASTING PARTNERS -CLA                    AMERICAN RADIO SYS CP -CLA
EVERGREEN MEDIA CORP -CLA                     EVERGREEN MEDIA CORP -CLA
EZ COMMUNICATIONS INC -CLA                    JACOR COMMUNICATIONS
INFINITY BROADCASTING -CLA                    SAGA COMMUNICATIONS -CLA
MULTI-MKT RADIO INC -CLA
SAGA COMMUNICATIONS -CLA

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP OF THE COMPANY WITH SCMC

         Prior to April 1996, SCMC, a corporation controlled by Mr. Sillerman, had been engaged by the Company from time to time for advisory services with respect to specific transactions. In April 1996, the Company and SCMC entered into the SCMC Termination Agreement, pursuant to which the Company and SCMC terminated the arrangement pursuant to which SFX compensated SCMC for financial consulting services and SCMC assigned to the Company its rights to receive fees payable by each of MMR and Triathlon to SCMC in respect of consulting and marketing services to be performed on behalf of such companies by SCMC, except for fees related to certain transactions pending at the date of such agreement. Upon the consummation of the Company's acquisition of MMR pursuant to the MMR Merger, SCMC's agreement with MMR was terminated. Prior to consummation of the MMR Merger, MMR paid SCMC an annual fee of $500,000 and Triathlon paid SCMC an annual fee of $300,000, which fee was subsequently increased to $500,000. In addition, Triathlon agreed to advance to SCMC an amount of $500,000 per year in connection with services to be rendered by SCMC (however, if the agreement between SCMC and Triathlon is terminated or if an unaffiliated person acquires a majority of the capital stock of Triathlon, then the unearned fees must be repaid with interest). Pursuant to the SCMC Termination Agreement, SCMC has agreed to provide consulting and marketing services to Triathlon until June 1, 2005. Following entering into the SCMC Termination Agreement, the Company was to perform certain financial consulting and other services previously performed for the Company by SCMC and the Company was to hire certain persons previously employed by SCMC who provided financial consulting services to the Company. In consideration of the foregoing agreements, the Company issued to SCMC warrants to purchase up to 600,000 shares of Class A Common Stock at an exercise price, subject to adjustment, of $33.75 (the market price at the time the financial consulting arrangement was terminated). The Company also forgave a $2.0 million loan made by the Company to SCMC on January 23, 1995, plus accrued and unpaid interest thereon. This transaction was approved by a committee of independent directors of the Company and in connection therewith such independent directors received the written opinion of a nationally-recognized investment banking firm that, as of the date the SCMC Termination Agreement was entered into, the consideration offered by the Company to SCMC pursuant to the agreement was fair, from a financial point of view, to the Company. There does not exist any arrangement pursuant to which SCMC, TSC or any entity controlled by Robert F.X. Sillerman performs or is to perform any services for the Company, nor is any such arrangement contemplated.

         During 1996, the Company paid to SCMC advisory fees of $4.0 million in connection with the acquisition of Liberty, Prism and certain other radio stations. In addition, the Company paid SCMC, on behalf of MMR, a non-refundable fee of $2.0 million for investment banking services provided to MMR in connection with the MMR Merger.

         The Company and SCMC entered into an arrangement to jointly lease office space located at 150 East 58th Street, New York, New York from an unrelated third party in May 1994. The liability of the Company and SCMC under the lease arrangement is joint and several except that the liability of SCMC shall not exceed 14% of the obligation to the landlord. The Company paid approximately $120,000 related to the lease for the period from January 1, 1996 until the Company entered into the SCMC Termination Agreement on April 15, 1996, at which point the Company assumed all payments under the lease.

            Following implementation of the SCMC Termination Agreement, it was necessary for the Company to incur certain direct expenses in order to fulfill functions previously provided by SCMC. In many cases, the Company met these needs by hiring certain personnel of SCMC or assuming contracts utilized by SCMC in performing services for the Company. As a matter of administrative convenience, at certain times, in the initial period following the effectiveness of the SCMC Termination Agreement, such expenses were paid by the Company through SCMC.

         Each of the above transactions was approved by the Company's Board of Directors and the Audit Committee.

RELATIONSHIP OF THE COMPANY WITH MMR

         The Company acquired all of the capital stock of MMR on November 22, 1996 pursuant to the MMR Merger. MMR was organized in 1992, principally by Robert F.X. Sillerman, Michael G. Ferrel, Howard J. Tytel and certain other individuals. Mr. Sillerman owned a substantial equity interest in MMR, which was exchanged for capital stock of the Company pursuant to the MMR Merger. Mr. Sillerman also provided advisory services to MMR in connection with the MMR Merger through SCMC. Mr. Ferrel became the Chief Executive Officer of the Company upon the consummation of the MMR Merger. Pursuant to the Amended and Restated Agreement and Plan of Merger among the Company, MMR and SFX Merger Company, dated as of April 15, 1996, as amended (the "MMR Merger Agreement"), each outstanding share of MMR stock was converted into .2983 of a share of the Company's stock (the "Exchange Ratio"). Each of Messrs. Sillerman and Ferrel received the number of Class A Shares equal to the Exchange Ratio for each share of the capital stock of MMR which they held, except that they received shares of Class B Common Stock in exchange for their shares of MMR Class B Common Stock (which was entitled to ten votes per share on most matters). The MMR Merger was reviewed and recommended to the Company by an independent committee of the Board of Directors and was approved by the Board of Directors. In addition, the Company received the opinion of a nationally recognized investment banking firm that, as of the date on which the Company's proxy statement relating to the MMR Merger was delivered to its stockholders, the exchange ratio to be offered in the MMR Merger was fair, from a financial point of view, to the stockholders of the Company (other than Robert F.X. Sillerman and his affiliates). On November 22, 1996 the MMR Merger was consummated immediately following approval of the stockholders of both MMR and the Company.

         Prior to entering into the MMR Merger Agreement, MMR and the Company had entered into an exchange agreement (the "Exchange Agreement") pursuant to which MMR was to acquire, in a tax-free exchange, certain radio stations owned by Liberty following the Company's acquisition of Liberty, in exchange for radio stations identified by the Company to be acquired by MMR. The Exchange Agreement was terminated pursuant to the MMR Merger Agreement. In connection therewith, the Company provided MMR with $300,000 and letters of credit in the aggregate amount of $6.75 million.

         In September 1996, the Company loaned to MMR approximately $20.0 million (the "MMR Loan") in order to enable MMR to acquire WKSS-FM, operating in Hartford, Connecticut, and for MMR's working capital, including a $2.0 million non-refundable fee which was paid by the Company to SCMC on behalf of MMR for investment banking services provided to MMR in connection with the MMR Merger. In addition, MMR agreed to make available to the Company the services of Mr. Ferrel as a consultant to the Company to the extent that such services did not conflict with Mr. Ferrel's obligations to MMR. See "Remuneration of Management--Employment Agreements."

RELATIONSHIP BETWEEN THE COMPANY AND EDWARD F. DUGAN

         Edward F. Dugan, a director of the Company, is the President and founder of Dugan Associates Inc., an investment banking firm serving the media and communications industries. Dugan Associates Inc. is acting as broker in connection with a proposed exchange of radio stations between the Company and another radio station operator. Upon the closing of the transaction, each of the Company and the seller has agreed to pay Dugan Associates Inc. a fee of $324,000. The Board of Directors has determined that such relationship does not prevent Mr. Dugan from serving as an Independent Director.

RELATIONSHIP OF  MR. TYTEL WITH BAKER & MCKENZIE

         Mr. Tytel, the Company's Executive Vice President, General Counsel and a Director, is Of Counsel to the law firm of Baker & McKenzie. Baker & McKenzie serves as counsel to the Company and certain other affiliates of Mr. Sillerman. Baker & McKenzie compensates Mr. Tytel based, in part, on the fees it receives from providing legal services to the Company and other clients introduced to the firm by Mr. Tytel. The Company paid Baker & McKenzie $4,886,000 for legal services and disbursements during 1996.

AGREEMENTS BETWEEN THE COMPANY AND TRIATHLON

         On September 1, 1996, the Company entered into a joint sales agreement ("JSA") with Triathlon, of which Robert F.X. Sillerman is a substantial stockholder. The agreement provided that Triathlon would sell all of the advertising time on the Company's three radio stations operating in Wichita, Kansas for a monthly fee of $75,000. The Company incurred a loss of $50,000 upon termination of the JSA in December 1996 following an information request from the Department of Justice concerning possible antitrust implications.

         On July 15, 1996, MMR entered into an agreement relating to the sale of substantially all of the assets of KOLL-FM, operating in Little Rock, Arkansas, to Triathlon for a purchase price of $4.1 million. MMR received a deposit of $3.5 million. MMR obtained an appraisal that the station is valued at $4.1 million from a nationally recognized appraisal firm. This agreement was assumed by the Company upon the consummation of the MMR Merger.

             PROPOSAL NO. 2 - APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN AND THE PERFORMANCE GOAL INCLUDED THEREIN


         The Board of Directors has unanimously approved, subject the approval of the Company's stockholders, the adoption of the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan, which provides for a grant of a limited number of non-qualified and incentive stock options in respect of up to 400,000 shares of Class A Common Stock to eligible employees and consultants, is designed to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers, and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

         As of December 31, 1996, there were 87,000 shares of Class A Common Stock available for grant under the Company's existing stock option plans. An additional reserve of 400,000 shares of Class A Common Stock, pursuant to the 1997 Plan, will be established.

         Each option granted pursuant to the 1997 Plan will be designated at the time of grant as either an "Incentive Stock Option" or as a "Non-qualified Stock Option." Grants to executive officers may be made only at the fair market value of the underlying stock on the date of issuance. The issuance of options at fair market value on grant date constitutes a performance goal under Section 162(m) of the Code. A copy of the 1997 Plan is attached hereto as Annex A. A summary of the 1997 Plan is set forth below.

         ADMINISTRATION OF THE PLAN. The 1997 Plan is administered by the Stock Option Committee which is appointed by the Board of Directors. Only Outside Directors, as such term is defined under Section 1.162-27 of the Code, may serve on the Committee. The Stock Option Committee is currently comprised of Messrs. Kramer and O'Grady. The Stock Option Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions for the exercise of options, and the manner in and price at which options may be exercised.

         The 1997 Plan may be amended without stockholder approval, except stockholder approval is required to (i) decrease the exercise price; (ii) extend the term of the 1997 Plan beyond ten years; (iii) extend the maximum term of the options granted thereunder beyond ten years; (iv) withdraw the administration of the 1997 Plan from the Committee: (v) expand the class of eligible participants; (vi) increase the aggregate number of Class A Shares that may be issued pursuant to the provisions of the 1997 Plan; (vii) otherwise change the material terms of the performance goal within the meaning of Section 162(m) of the Code.

         Unless the 1997 Plan is terminated earlier by the Board of Directors, it will terminate when all the shares of the Class A Common Stock reserved for issuance under the 1997 Plan have been acquired through the exercise of options granted thereunder; or upon the tenth anniversary of the adoption of the 1997 Plan by the Board of Directors or stockholders, whichever occurs first.

         SHARES SUBJECT TO THE PLAN. The 1997 Plan provides that options may be granted with respect to a total of 400,000 shares of Class A Common Stock. Under certain circumstances involving a change in the number of shares of Class A Common Stock without receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1997 Plan will be adjusted. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1997 Plan.

         PARTICIPATION. Options under the 1997 Plan may be granted to employees and any other individual or entity who in the judgment of the Committee performs valuable and important services for the Company. All employees are eligible to participate in the 1997 Plan. Non-employee directors are not eligible to participate in the 1997 Plan. No participant may receive, in the aggregate, options in respect of more than 150,000 shares of Class A Common Stock.

         OPTION PRICE. The exercise price of each option will be determined by the Stock Option Committee, but in the case of an incentive stock option may not be less than 100% of the fair market value of the shares of Class A Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the shares of Class A Common Stock covered by the option on the date the option is granted. The exercise price of non-qualified stock options may be any price determined by the Stock Option Committee; provided, however, that the exercise price of any grant to any executive officer shall not be lower than the fair market value of the underlying shares of Class A Common Stock on the date of grant. The issuance of options at fair market value on the date of grant constitutes a performance goal under Section 162(m) of the Code. Accordingly, grants under the 1997 Plan should qualify as performance-based compensation.

         TERM OF OPTIONS. The Committee shall fix the term of each option, provided that the maximum term of each option shall be ten years. Incentive stock options granted to an employee who owns 10% of the total combined voting power of all classes of the Company's stock shall expire not more than five years after the date of grant. The 1997 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment. The Stock Option Committee will have discretion on a case by case basis, with respect to any grantee whose employment is terminated for any reason whatsoever, to accelerate the vesting of any options outstanding on the date employment is terminated and to permit the grantee to exercise the option during the remaining term of such options. The options must be paid for in United States currency, or, at the Company's discretion, in shares of Class A Common Stock which the grantee already owns.

         RESTRICTIONS ON TRANSFER, GRANT AND EXERCISE. An option may not be transferred other than to members of the holder's family, trusts and charities. Any other transfers are permissible upon prior written approval of the Stock Option Committee. Notwithstanding the above, the option agreement accompanying the issuance of any incentive stock options ("ISOs") shall limit the transferability of such ISOs to the extent required by the then applicable tax provisions governing the qualification of ISOs. The aggregate fair market value (determined at the time the option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Stock Option Committee may impose any other conditions to exercise it deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

INCENTIVE STOCK OPTIONS

         Options granted under the Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

         (i) The grant of an ISO will give rise to no Federal income tax consequences to either the Company or the participant.

         (ii) A participant's exercise of an ISO will result in no Federal income tax consequences to the Company.

         (iii) A participant's exercise of an ISO will not result in ordinary Federal taxable income to the participant, but may result in the imposition of or an increase in the alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year the ISO is exercised, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant's computation of alternative minimum taxable income. If the shares acquired upon exercise of an ISO are disposed of within the same taxable year the ISO is exercised, however, the amount realized on the disposition of the shares over the option price must be included in the participant's computation of alternative minimum taxable income. If the ISO is exercised more than three months after the participant has left the employ of the Company, the participant will recognize taxable income equal to the difference between the fair market value of the stock and the option price.

         (iv) If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant or within one year of the date of the option exercise, the participant will recognize ordinary Federal taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. Short-term or long-term capital gain will be recognized by the participant at the time of such a disposition to the extent that the amount realized on the sale exceeds the fair market value at the time of the ISO is exercised. Short-term or long-term capital loss will be recognized by the participant at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale.

         If a disposition is made as described in the above paragraph, the Company will be entitled to a Federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary Federal taxable income recognized by the participant. If the shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the participant will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized by the participant on the disposition and the participant's Federal income tax basis in the shares, usually the option price. In such event, the Company will not be entitled to any Federal income tax deduction with respect to the ISO.

NON-QUALIFIED STOCK OPTIONS

         NQSO's granted under the Plan (which constitute all Options granted under the Plan to date) will, in general, be subject to the following Federal income tax treatment:

         (i) The grant of a NQSO will give rise to no Federal income tax consequences to either the Company or the participant.

         (ii) The exercise of an Option will generally result in ordinary Federal taxable income to the participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price.

         (iii) A deduction will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the participant, provided the Company complies with all appropriate Federal tax reporting requirements. The Company must deduct and withhold all appropriate Federal withholding taxes.

         (iv) Upon a subsequent disposition of shares, a participant will recognize a short-term or long-term capital gain or loss equal to the difference between the amount realized and the tax basis of the shares.

NEW PLAN BENEFITS

         It is currently anticipated that the options issuable to Messrs. Ferrel and Benson pursuant to their employment agreements, the minimum amount of which are 30,000 and 3,000 options, respectively, will be issued from the 1997 Plan. These ten year options when issued will have an exercise price equal to the market value on the date of the grant and will be exercisable at such times and for such periods as the Board shall determine. The following table sets forth certain information concerning these options assuming that the options have an exercise price of $30.75, the closing price per share of Class A Common Stock on April 8, 1997. The actual number of options and exercise price will be determined when the options are actually granted.

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL RATES OF STOCK PRICE
                                       INDIVIDUAL GRANTS                               APPRECIATION FOR OPTION TERM(1)
---------------------------------------------------------------------------------  --------------------------------------
                                                  NUMBER OF
                                            SECURITIES UNDERLYING     EXERCISE          5%($)                 10%($)
                                                   OPTIONS              PRICE          ($50.09               ($79.76
                  NAME                           GRANTED(#)           ($/SH)(1)      STOCK PRICE)          STOCK PRICE)
                  ----                           ----------           ---------      ------------          ------------
                   (a)                               (b)                 (c)             (d)                   (e)
Michael G. Ferrel........................           30,000              30.75          580,200              1,470,300
Thomas P. Benson.........................            3,000              30.75           58,020                147,030
Executive Group (Total
  two individuals).......................           33,000              30.75          638,220              1,617,330

(1) The dollar amounts under columns (d) and (e) represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rate of stock price appreciation over the full option term. These assumed rates would result in a Class A Common Stock price on April 8, 2007 of $50.09 and $79.76, respectively. If these price appreciation assumptions are applied to all of the Company's outstanding shares of Class A Common Stock on April 15, 1997, such shares would appreciate in the aggregate by approximately $160.8 million and $407.5 million, respectively, over the ten-year period ending on April 8, 2007. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Class A Common Stock. It is important to note that options have value to its recipients only if the stock price exceeds the exercise price.


         THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO ADOPT THE 1997 STOCK OPTION PLAN AND THE PERFORMANCE GOAL INCLUDED THEREIN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

              PROPOSAL NO. 3 - APPOINTMENT OF INDEPENDENT AUDITORS


         Audited financial statements of the Company and its consolidated subsidiaries are included in the Company's annual report, a copy of which has been furnished to all stockholders of record. Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to examine its consolidated financial statement for the year ended 1997 and has determined it desirable to request that the stockholders approve such appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are also expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1997.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Covered Shareholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes of ownership of certain equity securities of the Company. Officers, directors and greater than 10% holders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Section 16(b) of the Exchange Act requires the Covered Shareholders to return to the Company any profit resulting from the purchase and sale of the Company's securities consummated within a period of less than six months.

         Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that (i) in connection with the MMR Merger, each of Messrs. Sillerman, Ferrel and Tytel failed to timely file a report disclosing the exchange of their MMR securities for the Company's securities, (ii) Mr. Dugan failed to timely file an initial report upon becoming an Independent Director, at which time he owned no Company securities, (iii) Mr. O'Grady failed to timely file two reports disclosing two open market purchases, (iv) Mr. Kramer failed to timely file a report disclosing an open market purchase,
(v) Mr. Sillerman failed to timely file a report disclosing SCMC's acquisition of certain warrants and (vi) each of Messrs. Sillerman, Ferrel, Tytel, and Benson failed to timely file a report disclosing the grant of certain stock options from the Company, which grant was exempt from Section 16(b) of the Exchange Act. Each of the reports identified above has since been filed.

DELIVERY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the year ended December 31, 1996, including consolidated financial statements and other information (the "1996 Annual Report"), accompanies this Proxy Statement but does not form a part of the proxy soliciting material. Although the 1996 Annual Report is being provided to stockholders, in accordance with applicable rules of the Commission, the Company notes the following:

         THE COMPANY WILL PROVIDE EACH OF ITS STOCKHOLDERS, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE 1996 ANNUAL REPORT, REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT FOR THE COMPANY'S MOST RECENT FISCAL YEAR. EXHIBITS TO THE 1996 ANNUAL REPORT WILL NOT BE SUPPLIED UNLESS SPECIFICALLY REQUESTED, FOR WHICH THERE MAY BE A REASONABLE CHARGE. THOSE STOCKHOLDERS WISHING TO OBTAIN A COPY OF THE 1996 ANNUAL REPORT SHOULD SUBMIT A WRITTEN REQUEST TO: TIMOTHY KLAHS, DIRECTOR OF INVESTOR RELATIONS, SFX BROADCASTING, INC., 150 EAST 58TH STREET, 19TH FLOOR, NEW YORK, NY 10155.


APRIL 18, 1997
BY ORDER OF THE BOARD OF DIRECTORS

                                    ANNEX A

                             SFX BROADCASTING, INC.
                             1997 STOCK OPTION PLAN


1. Purpose. The purposes of the SFX Broadcasting, Inc. (the "Company") 1997 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers, and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

2. The Plan. Two types of stock options may be granted under the Plan: incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder ("ISOs"), and options that do not qualify as incentive stock options ("NQSOs"). All options shall be exercisable to purchase shares of Class A Common Stock, $.01 par value (the "Class A Common Stock") of the Company. Collectively, ISOs and NQSOs are referred to herein as "Options".

         Subject to Section 6(a), ISOs may be awarded only to employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), including employees who may serve as officers and directors.

         NQSOs may be awarded only to employees who may serve as officers and directors, and anyone other than non-employee Directors whom the Committee administering the Plan pursuant to Section 3 determines provides substantial service to the Company.

         To the extent that any Option is not designated as an ISO, or even if so designated it does not qualify as an ISO, it shall be treated as a NQSO.

3. Administration. The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors (the "Board") of not fewer than two Outside Directors. An Outside Director shall mean a director within the meaning of Code Section 1.162-27. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting. Subject to the provisions of the Plan, the Committee shall from time to time and at its discretion (i) grant Options, (ii) determine which employees and other individuals performing substantial services ("Grantees") may be granted Options under the Plan; (iii) determine whether any Option shall be an ISO or NQSO; (iv) determine the number of shares subject to each Option: (v) determine the term of each Option granted under the Plan; (vi) determine the date or dates on which the Option shall be exercisable; (vii) determine the exercise price of any Option; (viii) determine the fair market value of the Class A Common Stock subject to the Options; (ix) determine the terms of any Agreement pursuant to which Options are granted; (x) amend any such Agreement with the consent of the Grantee; (xi) establish such procedures as it deems appropriate for a recipient of an award hereunder to designate a beneficiary to whom any benefits payable in the event of his or here death are to be made; and (xii) determine any other matters specifically delegated to it under the Plan or necessary for the proper administration of the Plan.

         The Committee shall also have the final authority to interpret and construe the terms of the Plan and of any Option and such interpretation and construction by the Committee shall be final, binding and conclusive upon all persons including, without limitation, the Company, shareholders of the Company, the Plan, and all persons claiming an interest in the Plan.

         No member of the Committee or Director shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.

4. Effectiveness and Termination of Plan. This Plan shall terminate on the earliest of:

         a. The tenth anniversary of the effective date as determined under this Section 4;

         b. The date when all shares of the Class A Common Stock reserved for issuance under the Plan, shall have been acquired through exercise of Options granted under the Plan; or

         c. Such earlier date as the Board of Directors may determine. This Plan shall become effective as of the date of adoption thereof by the Board of Directors of the Company, or the date this Plan is approved by the stockholders, whichever is earlier. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

5. The Stock. The aggregate number of shares of Class A Common Stock which may be issued under the Plan shall be 400,000 shares. Such number of shares may be set aside out of the authorized but unissued shares of Class A Common Stock not reserved for any other purpose or out of shares of Class A Common Stock held in or acquired for the treasury of the Company. All or any shares of Class A Common Stock subject under this Plan to an Option which, for any reason, terminates unexercised as to such shares, may again be subjected to an Option under the Plan. No Grantee may receive grants in respect of more than 150,000 shares of Class A Common Stock.

6. Grant Terms and Conditions of Options. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Each Option granted under the Plan shall be evidenced by an Agreement in a form approved by the Committee. The terms and conditions of such Option Agreement need not be identical with respect to each Grantee, but each Option Agreement will evidence on its face whether it is an ISO or a NQSO. For purposes of this Section, an Option shall be deemed granted on the date the Committee selects an individual to be a Grantee, determines the number of shares to be issued pursuant to such Option and specifies the terms and conditions of the Option. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         a. Grantee. Subject to Section 2 hereof, the Grantees of any Options hereunder shall be such key employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), as determined by the Committee, who have substantial responsibility in the direction of the Company and its subsidiaries, and any other person or entity whom the Committee determines provides substantial and important services to the Company except that in no event shall a non-employee Director of the Company be a Grantee under this Plan.

         b. Price and Exercise. The purchase price of the shares of Class A Common Stock upon exercise of an ISO shall be no less than the fair market value of the shares at the time of grant of an ISO; provided, however, if an ISO is granted to a person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Code Section 422 ("10% Shareholder"), the purchase price shall be equal to 110% of the fair market value of the shares. The fair market value of the Class A Common Stock shall be the closing price of publicly traded Class A Common Stock on the national securities exchange on which the Class A Common Stock is listed (if the Class A Common Stock is so listed) or on the NASDAQ National Market System (if the Class A Common Stock is regularly quoted on the NASDAQ National Market System), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Class A Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

         The purchase price of the shares of Class A Common Stock upon exercise of a NQSO may be any price set by the Committee; provided that the exercise price of any grant to an employee required to be named on the Summary Compensation Table of the Company's annual proxy statement under the rules and regulations promulgated under the

Securities Exchange Act of 1934, as amended, shall not be lower than the fair market value of the underlying Class A Common Stock on the date of grant. This shall constitute a performance goal under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The notice of the exercise of any Option shall be accompanied by payment in full of the Option price. The purchase price shall be paid in United States dollars in cash or by certified or cashier's check payable to the order of the Company at the time to purchase. At the discretion of the Committee, the purchase price may be paid with: (i) stock of the Company (Class A Common Stock already owned by, and in the possession of, the Grantee); or (ii) any combination of United States dollars or stock of the Company. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full in United States dollars in cash or by certified or cashier's check at the time of exercise of the Option. Shares of stock of the Company used to satisfy the exercise price of an Option shall be valued at their fair market value as determined by the Committee, as of the close of business on the day immediately preceding the date of exercise.

         In lieu of the notice of exercise procedures set forth above, the Committee may prescribe certain exercise or other exercise methods pursuant to which a broker or financial intermediary assists in the exercise by an amount of shares sufficient to provide the exercise price plus any required withholdings.

         If required by the Company, such notice of exercise of an Option shall be accompanied by the Grantee's written representation that the shares being acquired are purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the " 1933 Act"); and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel, such sale or transfer is not in violation of the 1933 Act.

         The purchase price shall be subject to adjustment but only as provided in Section 7 hereof.

         c. Vesting. Options shall vest in accordance with the schedule established for each Grantee; provided, however, an Option may be immediately exercisable in accordance with Section 6(g) below.

         d. Forfeiture. Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of a Grantee to exercise his or her outstanding Options, if any, shall be forfeited if (i) the Grantee shall enter into a business or employment which the Committee determines to be detrimentally competitive with the Company or substantially injurious to the Company's financial interests; (ii) the Grantee is discharged from employment with the Company for cause; or (iii) the Grantee performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

         e. Additional Restrictions on Exercise of an ISO. The aggregate fair market value of Class A Common Stock (determined at the time an ISO is granted) for which an ISO is exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its subsidiaries or parent) shall not exceed $100,000.

         f. Duration of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the effective date the particular Option is granted; provided, however, that ISOs granted to a 10% Shareholder may be for a term of up to but not exceeding five (5) years from the effective date the particular ISO is granted.

         If the stockholders of the Company have not approved the adoption of the Plan prior to the end of one (1) year from the date the Plan is approved by the Board of Directors of the Company, any ISOs granted under the Plan prior to such date shall be null and void and the Company shall rescind the issuance of any shares of Class A Common Stock issued upon the exercise of such ISOs by a Grantee prior to such date. In the event of such rescission, the Company shall refund the price paid per share of Class A Common Stock by the Grantee upon exercise of the ISO upon receipt of the certificate representing such shares.

         g. Termination of Employment. Upon the termination of a Grantee's employment with the Company, his or her rights to exercise an Option then held by such Grantee shall be only as follows:

              i. Retirement. If the Grantee's employment is terminated because he or she has attained the age which the Company may from time to time establish as the retirement age for any class of its employees, or in accordance with the age specified in an employment Agreement with a Grantee he or she may, with the consent of the Company within three months following such termination, exercise the Option with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment. However, in the event of his or her death prior to the end of the three-month period after the aforesaid termination of his or her employment, his or her estate shall have the right to exercise the Option within one (1) year following such termination with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment.

              ii. Death. In the case of a Grantee who dies while employed by the Company, his or her estate shall have the right for a period of one (1) year following the date of such death to exercise the Option to the extent the Grantee had the right to purchase such shares on the day immediately prior to his or her death.

              iii. Disability. In the case of a Grantee whose employment with the Company is terminated by disability, as defined in Code
                   Section 22(e)(3), he or she shall have the right for a period of one (1) year of the disability to exercise the Option to the extent the right had occurred prior to the date of his or her disability.

              iv. Other Reasons. In the case of a Grantee whose employment is terminated for any reason other than those provided above under "Retirement", "Death", or "Disability", the Grantee or his or her estate (in the event of his or her death after such termination) may, within the 30-day period following such termination, exercise the Option to the extent the right to exercise had occurred prior to such termination. Notwithstanding the foregoing, the Committee shall have the authority, on a case by case basis, with respect to any Grantee whose employment is terminated for any reason whatsoever, to accelerate the vesting of any options outstanding on the date employment is terminated and to permit the Grantee to exercise any such Options during the remaining term of such options.

         For purposes of this Section 6(g), "termination of employment" shall mean the termination of a Grantee's employment with the Company or a subsidiary or a parent. A Grantee employed by a subsidiary shall also be deemed to have a termination of employment if the subsidiary ceases to be a subsidiary of the Company and the Grantee does not immediately thereafter become an employee of the Company or of a subsidiary or the parent. Any other Grantee who is not otherwise an employee of the Company shall be considered to have terminated employment when substantial services, as determined by the Committee, are no longer provided to the Company by the Grantee.

         Also for purposes of this Section 6(g), a Grantee's "estate" shall mean his or her legal representatives upon his or her death or any person who acquires the right to exercise an Option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option.

         h. Transferability of Option and Shares Acquired Upon Exercise of Option. Options shall not be transferred other than to members of the holder's family, trusts and charities. Any other transfers are permissible upon prior written approval of the Committee. Except as limited by applicable securities laws and the provisions of Sections 6(b), 6(j), 8 and 14 hereof, shares of Class A Common Stock acquired upon exercise of Options hereunder shall be freely transferable. Notwithstanding the foregoing, the option agreement accompanying the issuance of any ISO shall limit the transferability of such ISO to the extent required by the then applicable tax provisions governing the qualification of ISOs.

         i. Modifications, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender or outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, with respect to ISOs, modify any outstanding Options so as to specify a lower Option price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         j. Shares Held for Investment. Each Option Agreement may contain an undertaking that, upon demand by the Committee for such a representation, the Grantee, or any person acting under Section 6(g), shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option shall be a condition precedent to the right of the Grantee or such other person to purchase any shares of Class A Common Stock.

         k. Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

7.       Adjustment for Changes in the Stock.

         a. In the event the shares of Class A Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such shares of Class A Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Class A Common Stock theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Class A Common Stock, or of any stock or other securities into which such Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires as adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

         b. Fractional shares resulting from any adjustment in Options pursuant to Section 7 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

8. Securities Law Requirements. No Option granted pursuant to this Plan shall be exercisable in whole or in part, nor shall the Company be obligated to sell any shares of Class A Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as it may be in effect at that time. In this regard, the Committee may demand the representations described in Section 6(b) and Section 6(j).

         Each Option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Class A Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board of Directors.

         No person who acquires shares of Class A Common Stock under the Plan may, during any period of time that such person is an affiliate of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, sell such shares of Class A Common Stock, unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act of 1933, which is current and includes the shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the Securities Act of 1933, such as that set forth in Rule 144 promulgated under the Securities Act of 1933.

9.       Amendment of the Plan.

         The Board of Directors may amend the Plan at any time, except that approval of the holders of a majority of the outstanding voting stock of the Company is required for amendments which:

         i.   decrease the minimum Option price for ISOs;

         ii.  extent the term of the Plan beyond ten years;

         iii. extend the maximum terms of the Options granted hereunder beyond ten years;

         iv. withdraw the administration of the Plan from the Committee appointed pursuant to Section 3;

         v.   expand the class of eligible employees, and other Grantees;

         vi. increase the aggregate number of shares of Class A Common Stock which may be issued pursuant to the provisions of the Plan; or

         vii. change the material terms of the performance goal within the meaning of Code Section 162(m).

         Notwithstanding the foregoing, the Board of Directors may, without the need for stockholders' approval, amend the Plan in any respect to qualify ISOs as incentive stock options under Code Section 422.

10. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise such Option.

11. No Limitation on Rights of the Company. The grant of any Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any recipient of any award hereunder shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any recipient of any award thereunder for a continuation of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any recipient of any award hereunder and to treat him or her without regard to the effect which such treatment might have upon him or her as the recipient of any award hereunder.

13. Expenses of the Plan. All of the expenses of the Plan shall be paid by the Company.

14. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Class A Common Stock pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any exchange upon which shares of Class A Common Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereinafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such law, regulations and requirements, that the recipient of any award hereunder make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable, including, without limitation, a written representation from a stockholder that the shares are being purchased for investment and not for distribution, acknowledging that such shares have not been registered under the Securities Act of 1933, as amended and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel to the Company, that such sale or transfer is not in violation of the Securities Act of 1933.

15. Effect Upon Other Compensation. Nothing contained herein shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees or directors.

16. Grantee to Have No Rights as a Stockholder. No Grantee of any Option shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Grantee of any Option shall have the rights of a stockholder until he or she has paid in full the Option price.

17. Notice. Notice to the Committee shall be deemed given if in writing and mailed to the Secretary of the Company at its principal executive offices by first class, certified mail at the then principal office of the Company.

18. Governing Law. Except to the extent preempted by Federal law, this Plan and all Option agreements entered into pursuant thereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of interest rules.

PROXY

                            SFX BROADCASTING, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                      THE ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 22, 1997

         The undersigned hereby appoint(s) Robert F.X. Sillerman and Michael G. Ferrel, or either of them, each with full power of substitution, as proxies to vote all stock in SFX Broadcasting, Inc. that the undersigned would be entitled to vote on all matters that may become before the 1997 Annual Meeting of Stockholders and any adjournments thereof.

         RETURNED PROXY FORMS WILL BE VOTED: (1) AS SPECIFIED ON THE MATTERS LISTED ON THE REVERSE SIDE OF THIS FORM; (2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

         Your shares will not be voted unless your signed Proxy Form is returned to SFX Broadcasting, Inc. or you otherwise vote at the meeting.

                           (CONTINUED ON OTHER SIDE)

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS RELATING TO:

1-ELECTION OF DIRECTORS
(to withhold your vote for any nominee, write his name on the line provided)

Nominees for election by holders of Class A Common Stock and
Class B Common Stock
(Robert F.X. Sillerman                                  VOTE
Michael G. Ferrel                 FOR     AGAINST     WITHHELD
D. Geoffrey Armstrong             [ ]       [ ]         [ ]
Thomas P. Benson
Howard J. Tytel
and Richard A. Liese)

-------------------------------------------------------------------------------

Nominees for election by holders of Class A Common Stock only (James F. O'Grady, Jr.
Paul Kramer and                                         VOTE
Edward F. Dugan)                  FOR     AGAINST     WITHHELD
                                  [ ]       [ ]         [ ]

-------------------------------------------------------------------------------

2-To approve the Company's 1997 Stock Option Plan and the Performance Goal included therein.

                                                        VOTE
                                  FOR     AGAINST     WITHHELD
                                  [ ]       [ ]         [ ]


3-To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

                                                        VOTE
                                  FOR     AGAINST     WITHHELD
                                  [ ]       [ ]         [ ]

Signature(s)                                          Date               ,1997
            -----------------------------------------     ---------------

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.